SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2012

WALGREEN CO.

(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 13, 2012, Walgreen Co. (the “Company”) completed the issuance and sale of $550 million aggregate principal amount of its floating rate notes due 2014, $750 million aggregate principal amount of its 1.000% notes due 2015, $1.0 billion aggregate principal amount of its 1.800% notes due 2017, $1.2 billion aggregate principal amount of its 3.100% notes due 2022 and $500 million aggregate principal amount of its 4.400% notes due 2042 (collectively, the “Notes”) (the “Notes Offering”).

The Notes Offering was made pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-175649) (the “Registration Statement”) filed with the Securities and Exchange Commission on July 18, 2011. On September 11, 2012, the Company filed a Prospectus Supplement dated September 10, 2012 (the “Prospectus Supplement”) to the Prospectus dated July 18, 2011.

The Notes were issued under an Indenture dated as of July 17, 2008 between the Company and Wells Fargo Bank, National Association, as Trustee, in the form filed as Exhibit 4.3 to the Registration Statement (the “Indenture”). The forms of floating rate notes due 2014, 1.000% notes due 2015, 1.800% notes due 2017, 3.100% notes due 2022 and 4.400% notes due 2042 are filed herewith as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively.

In connection with the Notes Offering, the Company entered into an Underwriting Agreement, dated September 10, 2012, with Goldman Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriting Agreement”). The Underwriting Agreement is attached as Exhibit 1.1 to this Current Report. From time to time, certain of the underwriters named in the Underwriting Agreement and their affiliates have provided, and may in the future provide, various financial advisory, investment banking, commercial banking or investment management services, or other activities and services to the Company or its affiliates, for which they have received and may continue to receive customary fees and expenses. As described in the Prospectus Supplement, affiliates of certain of the underwriters were lenders and/or agents under the bridge term loan which the Company repaid in full using a portion of the net proceeds from the Notes Offering.

Please refer to the Prospectus Supplement for additional information regarding the terms and conditions of the Notes, the Underwriting Agreement and the Notes Offering. The foregoing summary of the Underwriting Agreement and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Underwriting Agreement attached hereto as Exhibit 1.1; (ii) the Indenture filed as Exhibit 4.3 to the Registration Statement; and (iii) the forms of the Notes attached hereto as Exhibits 4.1 through 4.5, inclusive, each of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit	Description

1.1	Underwriting Agreement dated September 10, 2012, by and among the Company and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein

4.1	Form of Floating Rate Note due 2014

4.2	Form of 1.000% Note due 2015

4.3	Form of 1.800% Note due 2017

4.4	Form of 3.100% Note due 2022

4.5	Form of 4.400% Note due 2042

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

5.2	Opinion of Thomas J. Sabatino, Jr.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 of this Current Report on Form 8-K)

23.2	Consent of Thomas J. Sabatino, Jr. (included in Exhibit 5.2 of this Current Report on Form 8-K)

23.3	Consent of KPMG Audit Plc

Cautionary Note Regarding Forward-Looking Statements

Statements in this report that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to vary materially from those indicated, including those described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as amended, each of which is incorporated herein by reference and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: September 13, 2012	By:	/s/ Thomas J. Sabatino, Jr.

	Title:	Executive Vice President, General Counsel and Corporate Secretary